SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) Securities

Exchange Act of 1934

Filed by the Registrant	☐
Filed by a party other than the Registrant	☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

AMERICAN REPUBLIC REALTY FUND I

(Name of Registrant as Specified in Its Charter)

Everest Management, LLC

And

Everest Properties II, LLC

And

Millenium Management, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transactions applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee paid:
☐	Fee paid previously with preliminary materials
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing party:
(4) Date filed:

Everest Management, LLC

Everest Properties II, LLC

Millenium Management, LLC

199 S. Los Robles Avenue, Suite 200

Pasadena, CA 91101

December 14, 2006

Dear Fellow Limited Partner:

We are seeking your approval to remove Robert J. Werra as the general partner of American Republic Realty Fund I, and elect Millenium Management, LLC, a California limited liability company (“Millenium”), as the new general partner so that Millenium can:

•     Reduce Management Fees and Expenses. Everest engages independent property management firms in the same markets as the Partnership’s properties for 40% less than the Current General Partner is charging, a savings of over $50,000 per year.

•     Better Align the General Partner’s Interests With the Limited Partners. We believe that Millenium, an affiliate of the Partnership’s largest unitholder, does not have the conflicts of interest that the Current General Partner has, and will be more likely to act in the best interests of the Limited Partners.

•     Waive Real Estate Commissions. The Partnership Agreement entitles the Current General Partner to get real estate commissions totaling up to 3% of the sale price of the Partnership’s property. Millenium will waive all real estate commissions.

•     More Likely to Liquidate The Partnership Promptly. Because Millenium will not lose management fees upon the sale of the Partnership’s property, and because Millenium’s affiliates are the largest Limited Partners, Everest believes that Millenium is much more likely than the Current General Partner to liquidate the Partnership promptly. The Partnership does not have to be liquidated until December 31, 2012, and the Current General Partner has made no commitment to sell the Jacksonville property.

•     Decrease Administrative Costs. Millenium and Everest believe that total operating costs of the Partnership and its properties are as much as $150,000 per year too high, based on Everest’s experience in the same two markets in which the Partnership operates, and that Millenium can reduce costs by $150,000 per year.

•     File Claims to Recover Lost Value. If warranted, Millenium will pursue claims for repayment of excess fees against the Current General Partner.

If you have not yet voted, PLEASE VOTE TO REPLACE THE CURRENT GENERAL PARTNER WITH MILLENIUM BY COMPLETING AND ADDRESSING THE ENCLOSED YELLOW CONSENT FORM TO EVEREST PROPERTIES II, LLC, 199 S. LOS ROBLES AVENUE, SUITE 200, PASADENA, CA 91101. If you have previously voted and do not wish to change your vote, there is no need to return an additional Consent.

We are extending the Expiration Date for the solicitation to 11:59 p.m. Pacific Time on the earlier to occur of the following dates (the “Expiration Date”): (i) Friday, February 16, 2007 or such later date to which Millenium determines to extend the solicitation, and (ii) the date the Required Consents are received (as described in the Consent Solicitation Statement).

If you have any questions, please do not hesitate to contact us toll free at (800) 611-4613, or at (626) 585-5920.

Millenium Management, LLC
/S/ W. Robert Kohorst
W. Robert Kohorst
President